SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) On December 13, 2004, Primus Telecommunications Group, Incorporated (“Primus” or the “Company”) announced that Neil L. Hazard will no longer serve in the capacity of Principal Financial Officer, beginning January 1, 2005. Mr. Hazard currently holds the combined roles of Chief Operating Officer and Chief Financial Officer and will continue to serve as the Company’s Executive Vice President and Chief Operating Officer.

(c) On December 13, 2004, Primus Telecommunications Group, Incorporated appointed Thomas R. Kloster, age 44, as its Chief Financial Officer (Principal Financial Officer), effective January 1, 2005. Mr. Kloster has served as the Company’s Senior Vice President—Corporate Finance since August 2003. From September 2001 to August 2003, Mr. Kloster served as Vice President of Business Operations and Development for Sprint International. From May 2000 to September 2001, Mr. Kloster was the Chief Financial Officer and Controller of Cidera, Inc., a satellite-based provider of Internet content. From May 1996 through May 2000, Mr. Kloster served as the Corporate Controller and Chief Financial Officer of North America for the Company.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 13, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATION GROUP, INCORPORATED

Dated: December 13, 2004	By:	/s/ Neil L. Hazard
Neil L. Hazard
Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 13, 2004.